Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230

(IRS Employer Identification No.)

5555 San Felipe Street, Suite 870, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

SANCHEZ MIDSTREAM PARTNERS, LP

(Exact name of obligor as specified in its charter)

DELAWARE	11-3742489
(State or other jurisdiction of incorporation or organization)	(IRS employer identification No.)

1000 Main Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of the indenture securities)

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve PO Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor.

The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	Lists of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with the Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 32l(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 12/31/17. See attached Exhibit 1 to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 9th day of March, 2018.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Steven A. Finklea
Steven A. Finklea, Senior Vice President

DATE: March 9, 2018

UMB BANK, NATIONAL ASSOCIATION		FFIEC 041
RSSD-ID 936855	EXHIBIT 1	Report Date 12/31/2017
Last Updated on 1/30/2018		14

Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCON0081	391,340	1.a.
b. Interest-bearing balances[2]	RCON0071	1,337,509	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-8, column A)	RCON1754	1,261 ,014	2.a.
b. Available-for-sale securities (from Schedule RC-8, column D)	RCON1773	6,257,412	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	5,135	3.a.
b. Securities purchased under agreements to resell[3]	RCONB989	186,466	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	1,460	4.a.
b. Loans and leases held for investment	RCONB528	11,280,420	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	100,604	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCONB529	11,179,816	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	48,606	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	216,124	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	1,501	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCON3163	108,650	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	10,577	10.b.
11 . Other assets (from Schedule RC-F)	RCON2160	552,328	11.
12. Total assets (sum of items 1 through 11 )	RCON2170	21,557,938	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	18,312,790	13.a.
1. Noninterest-bearing[4]	RCON6631	7,128,735	13.a.1.
2. Interest-bearing	RCON6636	11,184,055	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased[5]	RCONB993	11,334	14.a.
b. Securities sold under agreements to repurchase[6]	RCONB995	1,249,905	14.b.
15. Trading liabilities (from Schedule RC-0)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	10,996	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[7]	RCON3200	0	20.
20. Other liabilities (from Schedule RC-G)	RCON2930	156,960
21 . Total liabilities (sum of items 13 through 20)	RCON2948	19,741,985	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.

1.	lndudes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.	Includes all securities resale agreements. regardless of maturity.
4.	Includes total demand deposits and noninterest-bearing time and savings deposits.
5.	Report overnight Federal Home Loan Bank advances in Schedule RC. item 16, “Other borrowed money.”
6.	Includes all securities repurdhase agreements, regardless of maturity.
7.	Includes limited-life preferred stock and related surplus.

UMB BANK, NATIONAL ASSOCIATION	FFIEC 041
RSSD-ID 936855	Report Date 12/31/2017
Last Updated on 1/30/2018	15

Dollar amounts in thousands
24. Common stock	RCON3230	21 ,250	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	750,818	25.
26. Not available			26.
a. Retained earnings	RCON3632	1,088,349	26.a.
b. Accumulated other comprehensive income[1]	RCONB530	-44,464	26.b.
c. Other equity capital components[2]	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	1,815,953	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	1,815,953	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	21,557,938	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2016

	RCON6724	NR	M.1.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

Schedule RC-A - Cash and Balances Due From Depository Institutions

Schedule RC-A is to be completed only by banks with $300 million or more in total assets.

Exclude assets held for trading.

Dollar amounts in thousands
1. Cash items in process of collection, unposted debits, and currency and coin:			1.
a. Cash items in process of collection and unposted debits	RCON0020	290,785	1.a.
b. Currency and coin	RCON0080	72,913	1.b.
2. Balances due from depository institutions in the U.S:			2.
a. U.S. branches and agencies of foreign banks	RCON0083	0	2.a.
b. Other commercial banks in the U.S. and other depository institutions in the U.S.	RCON0085	33,064	2.b.
3. Balances due from banks in foreign countries and foreign central banks:			3.
a. Foreign branches of other U.S. banks	RCON0073	0	3.a.
b. Other banks in foreign countries and foreign central banks	RCON0074	8,548	3.b.
4. Balances due from Federal Reserve Banks	RCON0090	1,323,539	4.
5. Total	RCON0010	1,728,849	5.

1.	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.